UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2021
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
As described in further detail in the proxy statement for its 2020 annual meeting of stockholders, the executive compensation program of Daré Bioscience, Inc. (“we,” “us,” “our”) is intended to attract and retain qualified executive officers and to align the interests of our executive officers with those of our stockholders by incentivizing and rewarding achievement of business objectives that our board of directors and its compensation committee believe will enhance company value and by promoting commitment to long-term success. As a clinical-stage biopharmaceutical company, these objectives are to be accomplished primarily by positioning us to successfully execute our drug product development and regulatory approval efforts and to translate those efforts, over time, into greater value for our stockholders through revenues and income from commercialization of, or strategic collaborations with respect to, our product candidates. Decisions regarding the compensation of our chief executive officer are determined by our board of directors after taking into account the recommendations of its compensation committee and the independent compensation consultant to the compensation committee, and decisions regarding the compensation of our other employees are generally determined by the compensation committee after taking into account the recommendations of its independent compensation consultant.
As part of the executive compensation program, in July 2019, our board of directors, upon the recommendation of its compensation committee, established a performance-based bonus plan that provides annual bonus opportunities for all employees, including our named executive officers: Sabrina Martucci Johnson, our President and Chief Executive Officer; Lisa Walters-Hoffert, our Chief Financial Officer; and John Fair, our Chief Strategy Officer. The performance-based bonus plan provides for cash bonus payments based upon the achievement of performance objectives related to financial and operational metrics (the “performance objectives”), which may include, among others: developmental, clinical or regulatory milestones; business development and financing milestones; and strategic transactions. Performance goals are established for each performance period (which is generally from January 1 to December 31 of each year) by our board of directors upon the recommendation of its compensation committee or by the compensation committee. Our board of directors or its compensation committee may adjust bonuses payable under the performance-based bonus plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to participants under the performance-based bonus plan based upon such other terms and conditions as our board of directors or its compensation committee may in their discretion determine. Each participant will have a targeted bonus opportunity set for each performance period. The achievement of the performance goals will be assessed as of the end of the applicable performance period and after such period has ended; however, if any performance goal is based on financial metrics reported in our periodic reports for any particular period, the achievement of such performance goal will be determined after the applicable periodic report has been published.
On January 26, 2021, our board of directors met to consider, among other things, the level of achievement of the performance objectives established for the 2020 performance period under our performance-based bonus plan. The 2020 performance bonus opportunity for our employees, including our named executive officers, was based on our achievement of seven performance objectives. These objectives were established in early 2020 before the COVID-19 pandemic and did not take into account the potential impact of the pandemic on our business or operations. Five of the objectives related to the achievement of clinical or preclinical development milestones or business development goals for certain of our product candidates, including our three lead product candidates (DARE-BV1, Ovaprene® and Sildenafil Cream, 3.6%), and the other two related to securing capital to advance the development of our product candidates. The weighting for the performance objectives was up to 65% in the aggregate for the achievement of the operational and business development objectives and up to 35% in the aggregate for securing capital. The bonus amount for each employee is determined by multiplying the aggregate weighting percentage for all the performance objectives by the applicable employee’s target bonus amount. The 2020 target bonus amounts for Ms. Johnson, Ms. Walters-Hoffert and Mr. Fair were 55%, 35%, and 35%, respectively, of their respective 2020 annual base salary. The compensation committee of our board of directors and our board of directors, as the case may be, has the sole discretion to apply a weighting of 0 to 150% against the target bonus percentage. After careful review of the level of achievement of the 2020 performance objectives, our board of directors, upon the recommendation of its compensation committee, determined to award a 90% aggregate weighting to the achievement of the performance objectives for all of our employees, including our named executive officers. In determining to award a 90% aggregate weighting to the achievement of the 2020 performance objectives, our board of directors and its compensation committee considered a wide-range of factors, including, among others: the effect of the COVID-19 pandemic on our business and operations and ensuring that compensation appropriately reflects operating performance that is reasonably within management's control; the extraordinary response of our employees to the unprecedented challenges that arose during 2020 related to the pandemic, including advancing the clinical development of our product candidate programs that could be efficiently conducted during the pandemic, such as the DARE-BV1 Phase 3 clinical study and the DARE-HRT1 Phase 1 clinical study, and recalibrating the execution of our other product candidate programs, such as for Ovaprene and Sildenafil Cream, 3.6%, that could have faced challenges in the conduct of their clinical studies due to the pandemic, while maintaining the overall timelines of those product candidate programs on track by focusing instead on necessary non-clinical development activites that could be efficiently conducted during the pandemic; steps management implemented designed to protect the health and safety of our employees and other stakeholders while ensuring our ability to keep our product candidate programs on track; responsibly managing expenses without sacrificing long-term growth opportunities and the potential to achieve greater stockholder value; the influence of compensation practices on our ability to attract and retain qualified and key employees; the weight associated with each performance objective and whether the objective had been partially or fully met; the degree to which progress occurred toward the achievement of an objective; and the level of significance of achieving each objective to our company, taking into account the impact of the pandemic on our business operations and plans. Accordingly, Ms. Johnson earned a performance bonus equal to 90% of 55% of her 2020 annual base salary, or $182,271, Ms. Walters-Hoffert earned a performance bonus equal to 90% of 35% of her 2020 annual base salary, or $92,793, and Mr. Fair earned a performance bonus equal to 90% of 35% of his 2020 annual base salary, or $92,793.
In establishing the various components of our executive officer compensation program, the compensation committee considers annually, among other factors, the target total cash compensation (consisting of both base salary and target bonus amounts) of our executive officers against market data to ensure that our executive officer compensation program as a whole is positioned competitively to attract and retain qualified executive officers and that the total compensation opportunity for our executive officers is aligned with our corporate objectives and strategic needs. To make the target total cash compensation of our executive officers competitive with companies of similar size with product candidates in similar stages of development, the 2021 base salaries for each of Ms. Johnson, Ms. Walters-Hoffert and Mr. Fair was increased by 10% and the target bonus amounts, which is at-risk pay, for the 2021 performance period for Ms. Johnson, Ms. Walters-Hoffert and Mr. Fair was set at 70%, 40%, and 40%, respectively, of their respective 2021 annual base salaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: February 1, 2021	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer